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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-199445 on Form S-4 of Select Income REIT of our report dated March 27, 2014 relating to the consolidated financial statements and financial statement schedule of Cole Corporate Income Trust, Inc. appearing in the Joint Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Phoenix, Arizona November 24, 2014

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM